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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Rhone-Poulenc Rorer Inc. (formerly Rorer Group Inc.) on Form S-3 (Registration No. 33-62052, Registration No. 33-36558, Registration No. 33-30795, Registration No. 33-23754, Registration No. 33-4876, Registration No. 33-19936, Registration No. 22-18034, Registration No. 33-43941, Registration No. 33-53378 and Registration No. 33-55694) and on Form S-8 (Registration No. 33-58998, Registration No. 33-24537, Registration No. 2-61635, Registration No. 2-78374 and Registration No. 33-2403) of our report, which includes an explanatory paragraph on the Company's change in its method of accounting for income taxes in 1992, dated January 26, 1994 on our audits of the consolidated financial statements and financial statement schedules of Rhone-Poulenc Rorer Inc. and subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report is included in this Annual Report on Form 10-K.

                                                  /s/ Coopers & Lybrand
                                          _____________________________________
                                                    Coopers & Lybrand

Philadelphia, Pennsylvania
March 16, 1994